EXHIBIT 23.1


The Board of Directors
FNB Corp.


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
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KPMG LLP

Raleigh, North Carolina
December 28, 1999